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                                                                   Exhibit 99.2

                        NEW YORK COMMUNITY BANCORP, INC.

           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of New York Community Bancorp, Inc. (the Company") on Form 10-K for the period ending on December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Wann, Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

DATE:      March 25, 2003       BY:      /s/ Robert Wann
                                         ---------------------------------
                                         Robert Wann
                                         Executive Vice President and
                                         Chief Financial Officer
                                         (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to New York Community Bancorp, Inc. and will be retained by New York Community Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.